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                                                              FINANCIAL GUARANTY
                                                                INSURANCE POLICY

TRUST:  National Auto Finance 1995-1 Trust                   Policy No. 50410-N
CERTIFICATES:  $38,220,000 6.36% Automobile Loan,    Date of Issuance: 11/21/95
                            Asset-Backed Certificates

FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the Holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This

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Policy may not be cancelled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.


                                         FINANCIAL SECURITY ASSURANCE INC.

                                         By
                                           -----------------------------------
                                                    AUTHORIZED OFFICER

A subsidiary of Financial Security
  Assurance Holdings Ltd.
350 Park Avenue
New York, N.Y.  10022-6022                                       (212) 826-0100


Form 101NY (5/89)

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            ENDORSEMENT NO. 1 TO FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY                                    350 Park Avenue
ASSURANCE INC.                                        New York, New York  10022

TRUST:            NATIONAL AUTO FINANCE 1995-1 TRUST

CERTIFICATES:       $38,220,000 6.36% Automobile Loan Asset-Backed Certificates

Policy No.:   50410-N
Date of Issuance:   November 21, 1995

         1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

         "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

         "Guaranteed Distributions" means with respect to (i) each Distribution Date, the Monthly Interest payable on such Distribution Date, and (ii) the Final Scheduled Distribution Date, any principal of the Certificates remaining unpaid on such Final Scheduled Distribution Date, in each case in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent; payments of principal of the Certificates which become due prior to the Final Scheduled Distribution Date as a result of any cause do not constitute "Guaranteed Distributions" unless the Certificate Insurer elects, in its sole discretion to make such payments of principal of the Certificates prior to the Final Scheduled Distribution Date. Guaranteed Distribution shall not include, nor shall coverage be provided under this Policy in respect of any interest on overdue interest on the Certificates payable on any Distribution Date or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Holder.

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         "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of October 1, 1995 among National Financial Auto Funding Trust, as Transferor, National Auto Finance Company L.P., as Master Servicer, and Harris Trust and Savings Bank, as Trustee, as amended from time to time in accordance with its terms.

         "Receipt" and "Received" mean actual delivery to the Certificate Insurer and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         "Term of This Policy" means the period from and including the Date of Issuance to and including the date on which (i) the principal balance of the Certificates has been reduced to zero and all distributions of Monthly Interest have been paid on the Certificates, (ii) any period during which any payment on the Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         "Trustee" means Harris Trust and Savings Bank in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

         2. Notice and Conditions to Payment in Respect of Guaranteed Distributions. Following Receipt by the Certificate Insurer of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, the Certificate Insurer will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of the Certificate Insurer on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Policy Payment Account established pursuant to the Pooling and Servicing Agreement or, if no such Policy Payment Account has been established, to the Trustee.


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         The Certificate Insurer shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been Received by the Certificate Insurer as provided above. Guaranteed Distributions insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal. The Certificate Insurer's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by the Certificate Insurer as provided herein whether or not such funds are properly applied by the Trustee.

         3. Notices and Conditions to Payment in Respect of Guaranteed Distributions Avoided as Preference Payments. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return principal or interest distributed with respect to the Certificates during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by the Certificate Insurer and provided to the Holder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Holder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to Section 4.04(c) of the Pooling and Servicing Agreement.

         4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

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         5. Fiscal Agent. At any time during the Term of this Policy, the
Certificate Insurer may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee, (i) copies of all notices and documents required to be delivered to the Certificate Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Certificate Insurer and shall not be deemed Received until Received by both and (ii) all payments required to be made by the Certificate Insurer under this Policy may be made directly by the Certificate Insurer or by the Fiscal Agent on behalf of the Certificate Insurer. The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. Waiver of Defenses. To the fullest extent permitted by applicable law, the Certificate Insurer agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

         7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the Certificate Insurer as follows:

                           Financial Security Assurance Inc.
                           350 Park Avenue
                           New York, New York  10022
                           Attention: Senior Vice President - Surveillance Telecopy No.: (212) 339-3518
                           Confirmation:  (212) 826-0100

The Certificate Insurer may specify a different address or addresses by writing mailed or delivered to the Trustee.

         8. Priorities. In the event any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

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         9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. Surrender of Policy. The Holder shall surrender this Policy to the Certificate Insurer for cancellation upon expiration of the Term of this Policy.

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                                    FINANCIAL SECURITY ASSURANCE INC.

                                    By
                                       --------------------------------
                                       Authorized Officer

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